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                                                                      EXHIBIT 5

                                                              December 16, 1997

Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York 14226-0810

                        Re:  MARK IV INDUSTRIES, INC.
                             REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

  We have acted as special counsel for Mark IV Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of (i) $275,000,000 principal amount of the Company's 4 3/4% Convertible Subordinated Notes Due 2004 (the "Notes") and (ii) an unlimited number of shares of its common stock, par value $.01 per share, issuable upon conversion of the Notes (the "Common Stock," and together with the Notes, the "Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

  The Notes were issued and sold on October 29, 1997 in a transaction exempt from registration under the Securities Act and are outstanding on the date hereof. The Securities are to be offered and sold by the holders thereof from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto. The Notes were issued pursuant to an Indenture dated as of October 29, 1997 ("Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

  We have examined copies of the Certificate of Incorporation, as amended, and restated By-Laws of the Company, the Indenture, the form of the Notes included therein and the Registration Statement and other agreements and other documents filed or to be filed as exhibits thereto. We also have examined the original, reproduced or certified copies of all such records of the Company, such agreements, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.

  Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

  Based upon and subject to the foregoing, we are of the opinion that:

    (i) The Notes have been duly and validly authorized and issued by the Company in accordance with the terms of the Indenture and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture, subject to the effect of applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, except that we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity; and
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Mark IV Industries, Inc.
December 15, 1997
Page 2

    (ii) the issuance and delivery of the Common Stock issuable upon conversion of the Notes has been duly authorized by all necessary corporate action of the Company and upon the issuance of the Common Stock upon conversion of the Notes in accordance with the terms thereof and of the Indenture, such Common Stock will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement and related prospectus as counsel who are passing upon the legality of the Securities for the Company and, to the reference to our name under the caption "Legal Matters" in the prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

  No one other than the addressee indicated first above shall be entitled to rely on this opinion.

                                          Very truly yours,

                                          /s/ Stroock & Stroock & Lavan LLP
                                            Stroock & Stroock & Lavan LLP